UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2006
O2DIESEL CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 001-32228

Delaware (State of incorporation)	91-2023525 (I.R.S. Employer Identification No.)

100 Commerce Drive, Suite 301 Newark, DE (Address of principal executive offices)	19713 (Zip Code)
(302) 266-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 1- REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
Stock Option Awards
As disclosed below, on July 6, 2006, the stockholders of O2Diesel Corporation (the “Company”) approved an amendment to increase the number of shares authorized under the O2Diesel Corporation 2004 Stock Incentive Plan (the “Plan”). Based on this amendment, on July 6, 2006, the Board of Directors of the Company approved stock options to purchase shares of the Company’s common stock under the Plan to certain of its directors, employees and consultants. The stock options vest 34% after one year of service as a director, employee or consultant and the remaining 66% every six months thereafter in equal increments of 16.5%. The options expire ten years after the employment date. The following table sets forth information regarding grants to the certain directors, employees and consultants:

Name	Number of Shares of Common	Exercise Price
	Stock Subject to Stock Options

David Koontz	200,000	1.50
Director

Employees	1,050,000	1.28
Consultants	300,000	1.28
Total Options Granted on	1,550,000
July 6, 2006
SECTION 8 — OTHER EVENTS
Item 8.01. Other Events.
Annual Meeting
The Company’s Annual Meeting of Stockholders was held on July 6, 2006 in Newark, Delaware. Of the 72,465,415 shares of common stock outstanding as of the record date of May 30, 2006, 48,081,289 shares or 66.35% percent of the Company’s capital stock were present or represented by proxy at the meeting constituting a quorum. The results of the matters submitted to the stockholders were as follows:
1. Elect three directors to the Company’s board of directors, each to serve for a term of three years or until a successor has been elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
David L. Koontz	47,559,968	498,683	N/A
Gerson Santos-Leon	47,580,008	498,683	N/A
Jeffrey L. Cornish	47,579,341	498,683	N/A
Continuing Directors whose terms expire in 2007:
Alan R. Rae and E. Holt Williams
Continuing Directors whose terms expire in 2008:
Karim Jobanputra, Arthur E. Meyer and Hendrik Rethwilm
2. Ratify and approve the issuance of shares of Common Stock in connection with a private placement of Common Stock to accredited investors to the extent that such issuance would require shareholder approval under the rules of the American Stock Exchange. This proposal received 25,518,919 votes for, 318,805 votes against and 32,872 votes abstained.
3. Ratify the appointment of Mayer Hoffman McCann P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. This proposal received 47,902,760 votes for, 131,877 votes against and 46,651 votes abstained.
4. Approve an amendment to increase the number of shares authorized under the O2Diesel Corporation 2004 Stock Incentive Plan by 2,537,043 shares. This proposal received 25,201,035 votes for, 615,559 votes against and 54,002 votes abstained.
5. Approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares authorized from 100,000,000 shares to 135,000,000. This proposal received 47,045,679 votes for, 927,764 votes against and 107,845 votes abstained.

S I G N A T U R E
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O2DIESEL CORPORATION
By:	/s/ Alan R. Rae
Alan R. Rae
Chief Executive Officer

Date: July 12, 2006